EXHIBIT 99.1

PRESS RELEASE
November 8, 2006

CENTENARY INTERNATIONAL CORP. (RRRI) announced today that Mr. Cristobal Manuel Lopez purchased 12,891,895 shares of the common stock of Centenary International Corp. (the “Company”) from Centenary Group S.A. This represents approximately 66.60% of the total issued and outstanding shares of the Company’s common stock, and results in a change in control of the Company. In connection with this change in control, there have been no changes in the officers or directors of the Company, and the Company is not aware of any plans to make changes in the officers or directors at this time. For more information on this subject, you can review and/or obtain a copy of the Current Report on Form 8-K filed by the Company at www.sec.gov. Mr. Cristobal Manuel Lopez is running energy business in the Mercosur region.

SEC\0713